Exhibit 99.1

Press Release
Contact:	Paul R. Streiber	FOR RELEASE
	Investor Relations	March 15, 2005
	(214) 303-2702	6:00 AM CT
paul.streiber@radiologix.com

RADIOLOGIX, INC. REPORTS FOURTH QUARTER AND FYE 2004 RESULTS

DALLAS, Mar. 15 — Radiologix, Inc. (Amex: RGX), a leading national provider of diagnostic imaging services, today announced financial results for its fourth quarter and fiscal year ended (“FYE”) December 31, 2004.

Select Financial Information (in thousands of dollars)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2004	2003	2004	2003
Service fee revenue, as reported	$55,425	$62,498	$251,291	$242,038
Service fee revenue excluding terminated operations	$54,140	$57,466	$239,393	$220,925

EBITDA from continuing operations[1]	$262	$8,410	$25,542	$41,454
Adjusted EBITDA[1]	$11,008	$10,705	$46,060	$45,529
Adjusted EBITDA excluding terminated operations[1]	$10,203	$9,036	$41,976	$36,704

Income (loss) from continuing operations, as reported	$(6,822)	$(1,278)	$(10,334)	$(1,052)
Adjusted income (loss) from continuing operations[1]	$283	$99	$2,730	$1,393
Adjusted income (loss) from continuing operations excluding terminated operations[1]	$(256)	$(607)	$690	$(2,898)

[1]	As defined and reconciled below

GAAP Results

For the fourth quarter ended December 31, 2004, service fee revenue was $55.4 million compared to $62.5 million for the fourth quarter 2003. Radiologix incurred a net loss of $7.8 million, or $0.36 per diluted share, compared to a net loss of $3.0 million or $0.14 per diluted share for the fourth quarter 2003.

For the fiscal year ended December 31, 2004, service fee revenue was $251.3 million compared to $242.0 million for fiscal year 2003. Radiologix incurred a net loss of $18.0 million, or $0.83 per diluted share, compared to a net loss of $8.0 million or $0.37 per diluted share for fiscal year 2003.

Fourth quarter and FYE 2004 results reflect a $9.1 million increase to contractual adjustments, resulting in a corresponding decrease in service fee revenue and accounts receivable (see “Charges and Gain on Sale of Operations” below).

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Radiologix, Inc. Reports Fourth Quarter and FYE 2004 Results

March 15, 2005

Excluding the $9.1 million reduction, service fee revenue for the fourth quarter 2004 would have been $64.5 million, a 3.2% increase from the fourth quarter 2003; and FYE 2004 service fee revenue would have been $260.4 million, a 7.6% increase from FYE 2003.

“2004 was a watershed year for our company. We focused our efforts on stabilizing our operations, building our leadership team, and strengthening our internal controls. As such, we made many difficult operational, financial and personnel decisions that resulted in significant but primarily non-cash financial charges. These decisions challenged our team, tested our resolve, and blurred our true underlying performance,” said Sami S. Abbasi, president and chief executive officer of Radiologix. “However, by making these decisions and acting on them, we left 2004 stronger, healthier financially, and better positioned for the future. I am confident in our operations and in our potential to create long-term sustainable shareholder value.”

Fourth Quarter 2004 Results

Radiologix posted the following results for the fourth quarter 2004.

•	Adjusted income from continuing operations (defined and reconciled below), was $283,000, or $0.01 per diluted share, compared to adjusted income from continuing operations of $99,000 or less than $0.01 per diluted share, for the fourth quarter 2003.

•	Adjusted EBITDA (defined and reconciled below), was $11.0 million, compared to $10.7 million for the fourth quarter 2003.

•	Adjusted loss from continuing operations, excluding terminated operations (defined and reconciled below), was $256,000, compared to adjusted loss from continuing operations of $607,000 for the fourth quarter 2003.

•	Adjusted EBITDA, excluding terminated operations (defined and reconciled below), was $10.2 million, compared to $9.0 million for the fourth quarter 2003.

FYE 2004 Results

Radiologix posted the following results for FYE 2004.

•	Adjusted income from continuing operations was $2.7 million, or $0.13 per diluted share, compared to $1.4 million, or $0.06 per diluted share, for FYE 2003.

•	Adjusted EBITDA grew 1.3% to $46.1 million, compared to $45.5 million, for FYE 2003.

•	Adjusted income from continuing operations, excluding terminated operations, was $690,000, compared to adjusted loss from continuing operations, excluding terminated operations, of $2.9 million for FYE 2003.

•	Adjusted EBITDA, excluding terminated operations, grew 14.4% to $42.0 million, compared to $36.7 million, for FYE 2003.

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Radiologix, Inc. Reports Fourth Quarter and FYE 2004 Results

March 15, 2005

Balance Sheet

Cash and cash equivalents were $34.1 million at December 31, 2004, compared to $36.8 million at December 31, 2003, primarily reflecting continued strong cash collections in 2004 and $14.1 million in proceeds from the sales of operations and imaging centers offset by the $15.5 million payment for the acquisition of an Equipment Financing Right (described below).

Net debt (total debt less cash and cash equivalents and restricted cash) was $130.9 million at December 31, 2004, compared to net debt of $137.3 million at December 31, 2003. Total debt at December 31, 2004 was $170.5 million, compared to total debt of $174.1 million at December 31, 2003.

Days sales outstanding (DSOs) was 48 days at December 31, 2004, compared to 63 days at December 31, 2003. The $9.1 million increase to contractual adjustments (and corresponding decrease in service fee revenue) accounts for a decrease of 10 DSOs at December 31, 2004.

Purchase of Equipment Financing Right

Effective October 31, 2004, Radiologix purchased for $15.5 million in cash diagnostic imaging equipment and an equipment financing right that was granted prior to the formation of Radiologix and assumed certain equipment leases.

Under this financing right, the seller had a perpetual right to finance certain types of equipment on behalf of Radiologix and to charge Radiologix usage-based rent on these pieces of equipment. Service fee revenue is not affected as a result of this purchase. Instead, this acquisition eliminates expenses that previously varied based on volume, resulting in incremental reductions in equipment lease expense as volume increased.

If this transaction had been effective on January 1, 2004, instead of October 31, 2004, Radiologix estimates that cost of services and depreciation and amortization would have increased by $500,000 and $1.4 million, respectively, and equipment lease expense would have decreased by $4.5 million, having the net affect of reducing costs by $2.6 million for the 10 months ended October 31, 2004.

Discontinued Operations

During the fourth quarter 2004, Radiologix sold or closed several imaging centers, bringing to 76 the number of imaging centers that Radiologix owns or operates at December 31, 2004. Fourth quarter 2004 dispositions included Radiologix’s interest in five Questar imaging centers that resulted in a $591,000 loss.

For FYE 2004, Radiologix recorded a $13.1 million pre-tax loss in discontinued operations, which included impairment charges of $10.2 million primarily related to the write-down of goodwill associated with Questar operations, and a net pre-tax loss on dispositions of assets of $1.5 million.

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Radiologix, Inc. Reports Fourth Quarter and FYE 2004 Results

March 15, 2005

Charges and Gain on Sale of Operations

In connection with our fiscal year-end 2004 close process, Radiologix implemented a new retrospective collection analysis of accounts receivable that provided an enhanced methodology for estimating the amount of contractual adjustments and provision for doubtful accounts necessary to reduce gross revenues and gross receivables to net amounts.

As a result of using this new analytical tool, Radiologix recorded a $9.1 million increase to contractual adjustments, resulting in a corresponding decrease in service fee revenue and accounts receivable.

In the fourth quarter 2004, Radiologix incurred charges aggregating $1.3 million related to i) an impairment of goodwill for a certain Questar center, and ii) costs associated with writing off software that was replaced.

In addition to the $9.1 million reduction in service fee revenue in the fourth quarter 2004 discussed above, Radiologix recorded the following pre-tax charges to continuing operations during 2004:

•	$14.6 million for impairment primarily related to i) the write-off of goodwill on imaging centers operated by Radiologix’s Questar subsidiary and ii) the write-off of the unamortized portion of intangible and long-lived assets related to the previously announced termination of a medical services agreement with a radiology practice in its Mid-Atlantic market, that was effective January 31, 2005;

•	$515,000 to i) write off software costs associated with canceling a software contract and ii) record lease termination costs;

•	$405,000 for severance and other related costs related to the resignation in September 2004 of Radiologix’s former president and CEO (compared to $1.6 million for FY 2003);

•	$378,000 to reserve for an estimated tax refund receivable;

•	$295,000 for costs associated with a litigation settlement; and

•	$286,000 to reduce equity in earnings of investments.

In 2004, Radiologix recorded a $4.7 million gain on the sale of its San Antonio operations.

Results of Sarbanes-Oxley 404 Review

During the fourth quarter 2004, management recognized the need to improve its methodology to match cash collections to billed charges. This methodology is used to estimate contractual adjustments and doubtful accounts, which reduce gross revenue and gross accounts receivable to their net realizable amounts.

We were unable to complete remediation of this weakness before the end of the fourth quarter. Instead, during our 2004 financial close process, we conducted additional procedures to

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Radiologix, Inc. Reports Fourth Quarter and FYE 2004 Results

March 15, 2005

enable us to assure the accuracy of the financial statements for the fourth quarter and fiscal year ended December 31, 2004. As a result, we recorded a $9.1 million increase to contractual adjustments.

After year-end, we finalized and placed into operation a retrospective collection analysis that enhances our methodology for estimating the amount of contractual adjustments and provisions for doubtful accounts. We believe that this new control has remedied the material weakness in our internal controls over financial reporting that existed as of December 31, 2004.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not derived in accordance with GAAP. Radiologix uses both GAAP and non-GAAP metrics to measure its financial results. We believe that, in addition to GAAP metrics, these non-GAAP metrics assist Radiologix in measuring its cash-based performance.

Radiologix believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company’s financial condition against other quarters.

Since Radiologix has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting.

Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables below.

Adjusted loss from continuing operations is defined as income (loss) from continuing operations calculated in accordance with GAAP, excluding charges, adjustments and gain on sale of operations.

Adjusted loss from continuing operations, excluding terminated operations, is defined as income (loss) from continuing operations, excluding charges, adjustments, gain on sale of operations, and terminated San Antonio and Mid-Atlantic operations.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization, each from continuing operations.

Adjusted EBITDA is defined as EBITDA, which has been reconciled to its nearest comparable GAAP financial measure, excluding charges, adjustments and gain on sale of operations.

Adjusted EBITDA excluding terminated operations, is defined as EBITDA, which has been reconciled to its nearest comparable GAAP financial measure, excluding charges, adjustments, gain on sale of operations, and terminated San Antonio and Mid-Atlantic operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA excluding terminated operations are non-GAAP financial measures used as analytical indicators by Radiologix management and the healthcare industry to assess business performance. They also serve as measures of leverage capacity and ability to service debt.

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Radiologix, Inc. Reports Fourth Quarter and FYE 2004 Results

March 15, 2005

EBITDA, Adjusted EBITDA and Adjusted EBITDA excluding terminated operations should not be considered measures of financial performance under GAAP, and the items excluded from EBITDA, Adjusted EBITDA and Adjusted EBITDA excluding terminated operations should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.

As EBITDA, Adjusted EBITDA and Adjusted EBITDA excluding terminated operations are not measurements determined in accordance with GAAP and are therefore susceptible to varying methods of calculation, these metrics, as presented, may not be comparable to other similarly titled measures of other companies.

Conference Call

In connection with this press release, you are invited to listen to our conference call with Sami S. Abbasi, president and chief executive officer, and Michael N. Murdock, senior vice president and chief financial officer, that will be on Tuesday, March 15, 2005, at 8:00 a.m., Central Time / 9:00 a.m. Eastern Time.

You may access the call by dialing (800) 289-0569 and entering code 8474100. A replay of the call is available by dialing (888) 203-1112 and entering code 8474100.

In addition, the conference call will be broadcast live over the Internet. You may listen to the call via the Internet by navigating to Radiologix’s Web site (http://www.radiologix.com) and from the “Investor Relations” drop-down menu, click on “Conference Calls & Presentations.”

If you are unable to participate during the live Webcast, the Fourth Quarter and Fiscal Year End 2004 Results Conference Call will be archived on Radiologix’s Web site (http://www.radiologix.com). To access the replay, from the “Investor Relations” drop-down menu, click on “Conference Calls & Presentations.”

About Radiologix

Radiologix (http://www.radiologix.com) is a leading national provider of diagnostic imaging services, owning and operating multi-modality diagnostic imaging centers that use advanced imaging technologies such as positron emission tomography (“PET”), magnetic resonance imaging (“MRI”), computed tomography (“CT”) and nuclear medicine, as well as x-ray, general radiography, mammography, ultrasound and fluoroscopy. The diagnostic images created, and the radiology reports based on these images, enable more accurate diagnosis and more efficient management of illness for ordering physicians. Radiologix owned or operated 76 diagnostic imaging centers located in 10 states as of December 31, 2004.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include words such as “may,” “will,” “would,” “could,” “likely,”

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Radiologix, Inc. Reports Fourth Quarter and FYE 2004 Results

March 15, 2005

“estimate,” “intend,” “plan,” “continue,” “believe,” “expect” or “anticipate” and other similar words, and include all discussions about our acquisition and development plans. We do not guarantee that the events described in this press release will occur as described, or that any positive trends noted in this press release will continue.

These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in, or suggested by, such forward-looking statements are reasonable, we may not achieve such plans or objectives. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

Specific factors that might cause actual results to differ from our expectations include, but are not limited to:

•	economic, demographic, business and other conditions in our markets;

•	the highly competitive nature of the healthcare business;

•	changes in patient referral patterns;

•	changes in the rates or methods of third-party reimbursement for diagnostic imaging services;

•	changes in our contracts with radiology practice groups;

•	changes in the number of radiologists operating in our contracted radiology practice groups;

•	the ability to recruit and retain technologists;

•	the availability of additional capital to fund capital expenditure requirements;

•	lawsuits against Radiologix and our contracted radiology practice groups;

•	changes in operating margins, particularly changes due to our managed care contracts and capitated fee arrangements;

•	failure by Radiologix to comply with state and federal anti-kickback and anti-self referral laws or any other applicable healthcare regulations;

•	changes in business strategy and development plans;

•	changes in federal, state or local regulations affecting the healthcare industry;

•	our indebtedness, debt service requirements and liquidity constraints;

•	risks related to our Senior Notes and healthcare securities generally;

•	interruption of operations due to severe weather or other extraordinary events; and

•	charges for unusual or infrequent (non-recurring) matters.

A more comprehensive list of such factors is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and our other filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made. The information in this press release is as of March 15, 2005. Radiologix undertakes no obligation to update any forward-looking statement or statements to reflect new events or circumstances or future developments.

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Radiologix, Inc. Reports Fourth Quarter and FYE 2004 Results

March 15, 2005

Radiologix, Inc.

Consolidated Balance Sheets

(In thousands)

	December 31,
	2004	2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$34,084	$36,766
Restricted cash	5,539	—
Accounts receivable, net of allowances	44,197	58,746
Due from affiliates	2,029	4,104
Federal and state income tax receivable	3,905	378
Assets held for sale	305	251
Other current assets	6,996	7,571
Total current assets	97,055	107,816
PROPERTY AND EQUIPMENT, net	58,627	62,655
INVESTMENTS IN JOINT VENTURES	8,137	10,665
GOODWILL	2,241	20,110
INTANGIBLE ASSETS, net	71,200	67,917
DEFERRED FINANCING COSTS, net	6,591	8,151
DEFERRED INCOME TAXES	8,892	—
OTHER ASSETS	1,328	2,200
Total assets	$254,071	$279,514

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued expenses	$11,342	$12,364
Accrued physician retention	8,384	8,821
Accrued salaries and benefits	7,339	7,788
Deferred income taxes	3,202	1,797
Accrued interest	708	815
Current maturities of capital lease obligations	48	1,438
Current maturities of long-term debt	109	261
Other current liabilities	536	482
Total current liabilities	31,668	33,766
DEFERRED INCOME TAXES	—	4,260
LONG-TERM DEBT, net of current portion	158,270	160,000
CONVERTIBLE DEBT	11,980	11,980
CAPITAL LEASE OBLIGATIONS, net of current portion	92	376
DEFERRED REVENUE	6,903	7,312
OTHER LIABILITIES	1,000	319
Total liabilities	209,913	218,013

COMMITMENTS AND CONTINGENCIES
MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	1,242	817
STOCKHOLDERS’ EQUITY:
Common stock	2	2
Treasury stock	(180)	(180)
Additional paid-in capital	14,210	13,942
Retained earnings	28,884	46,920
Total stockholders’ equity	42,916	60,684
Total liabilities and stockholders’ equity	$254,071	$279,514

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Radiologix, Inc. Reports Fourth Quarter and FYE 2004 Results

March 15, 2005

Radiologix, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2004	2003	2004	2003
SERVICE FEE REVENUE	$55,425	$62,498	$251,291	$242,038
COSTS OF OPERATIONS:
Cost of services	39,268	40,027	158,613	149,034
Equipment lease	3,655	4,800	17,660	17,230
Provision for doubtful accounts	6,151	5,011	22,337	20,228
Depreciation and amortization	6,052	6,323	24,750	25,537
Gross profit	$299	$6,337	$27,931	$30,009

SEVERANCE AND OTHER RELATED COSTS	—	288	405	1,568
CORPORATE GENERAL AND ADMINISTRATIVE	5,134	4,344	18,919	15,335
IMPAIRMENT OF GOODWILL, INTANGIBLE AND LONG-LIVED ASSETS	1,332	523	14,558	523
INTEREST EXPENSE, NET	4,174	4,218	16,974	17,670
GAIN ON SALE OF OPERATIONS	—	—	(4,669)	—

LOSS BEFORE EQUITY IN EARNINGS OF UNCONSOLIDATED AFFILIATES, MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES, INCOME TAXES AND DISCONTINUED OPERATIONS	$(10,341)	$(3,036)	$(18,256)	$(5,087)

Equity In Earnings of Unconsolidated Affiliates	529	923	2,865	4,082
Minority Interests In Income of Consolidated Subsidiaries	(152)	(18)	(791)	(748)
INCOME (LOSS) BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$(9,964)	$(2,131)	$(16,182)	$(1,753)
Income Tax Expense (Benefit)	(3,142)	(853)	(5,848)	(701)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(6,822)	$(1,278)	$(10,334)	$(1,052)
Discontinued Operations:
Loss from discontinued operations before income taxes	(1,977)	(2,841)	(13,128)	(11,519)
Income tax benefit	(965)	(1,136)	(5,426)	(4,608)
Loss from discontinued operations	$(1,012)	$(1,705)	$(7,702)	$(6,911)

NET INCOME (LOSS)	$(7,834)	$(2,983)	$(18,036)	$(7,963)

INCOME (LOSS) PER COMMON SHARE
Income (loss) from continuing operations—basic	$(0.31)	$(0.06)	$(0.48)	$(0.05)
Income (loss) from discontinued operations—basic	$(0.05)	$(0.08)	$(0.35)	$(0.32)
Net income (loss)—basic	$(0.36)	$(0.14)	$(0.83)	$(0.37)
Income (loss) from continuing operations—diluted	$(0.31)	$(0.06)	$(0.48)	$(0.05)
Income (loss) from discontinued operations—diluted	$(0.05)	$(0.08)	$(0.35)	$(0.32)
Net income (loss)—diluted	$(0.36)	$(0.14)	$(0.83)	$(0.37)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	21,816,204	21,764,115	21,789,517	21,724,165
Diluted	21,816,204	21,764,115	21,789,517	21,724,165

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Radiologix, Inc. Reports Fourth Quarter and FYE 2004 Results

March 15, 2005

Radiologix, Inc.

Reconciliation of Non-GAAP Financial Information

(In thousands, except per share data)

Reconciliation of Loss from Continuing Operations to Adjusted Income from Continuing Operations	For the Three Months Ended December 31,		For the Year Ended December 31,
	2004	2003	2004	2003
GAAP: Income (loss) from continuing operations	$(6,822)	(1,278)	$(10,334)	$(1,052)
Add: Severance and other related costs	—	173	254	941
Add: Impairment of goodwill and long-lived assets	834	314	9,114	314
Add: Litigation settlement	—	672	185	972
Add: Charges related to contract cancellations	—	—	322	—
Add: Professional fees	—	218	—	218
Add: Gain on sale of operations	—	—	(3,082)	—
Add: Increase in contractual adjustments	5,714	—	5,714	—
Add: Decrease in equity in earnings of unconsolidated Affiliates	179	—	179	—
Add: Tax adjustments	378	—	378	—
Adjusted income from continuing operations	$283	$99	$2,730	$1,393

Fully diluted shares outstanding	21,816,204	21,764,115	21,789,517	21,724,165
Adjusted income from continuing operations per share – diluted	$0.01	$0.00	$0.13	$0.06
Note: all addbacks are net of taxes
Reconciliation of Loss from Continuing Operations to EBITDA and adjusted EBITDA	For the Three Months Ended December 31,		For the Year Ended December 31,
	2004	2003	2004	2003
GAAP: Income (loss) from continuing operations	$(6,822)	$(1,278)	$(10,334)	(1,052)
Add: Income tax expense (benefit)	(3,142)	(853)	(5,848)	(701)
Add: Interest expense, net	4,174	4,218	16,974	17,670
Add: Depreciation and amortization	6,052	6,323	24,750	25,537
EBITDA	$262	$8,410	$25,542	$41,454

Add: Severance and other related costs	—	288	405	1,568
Add: Impairment of goodwill and long-lived assets	1,332	523	14,558	—
Add: Litigation settlement	—	1,121	295	1,621
Add: Charges related to contract cancellations	—	—	515	523
Add: Professional fees	—	363	—	363
Add: Gain on sale of operations	—	—	(4,669)	—
Add: Increase in contractual adjustments	9,128	—	9,128	—
Add: Decrease in equity in earnings of unconsolidated Affiliates	286	—	286	—
Adjusted EBITDA	$11,008	$10,705	$46,060	$45,529

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Radiologix, Inc. Reports Fourth Quarter and FYE 2004 Results

March 15, 2005

Radiologix, Inc.

Reconciliation of Non-GAAP Financial Information, Excluding Terminated Operations

(In thousands, except per share data)

Reconciliation of Loss from Continuing Operations to Adjusted Income from Continuing Operations, excluding Terminated Operations	For the Three Months Ended December 31,		For the Year Ended December 31,
	2004	2003	2004	2003
GAAP: Income (loss) from continuing operations	$(6,925)	$(1,984)	$(10,308)	$(5,343)
Add: Severance and other related costs	—	173	254	941
Add: Impairment of goodwill and long-lived assets	834	314	4,599	314
Add: Litigation settlement	—	672	185	972
Add: Charges related to contract cancellations	—	—	125	—
Add: Professional fees	—	218	—	218
Add: Gain on sale of operations	—	—	—	—
Add: Increase in contractual adjustments	5,278	—	5,278	—
Add: Decrease in equity in earnings of unconsolidated Affiliates	179	—	179	—
Add: Tax adjustments	378	—	378	—
Adjusted income (loss) from continuing operations	$(256)	$(607)	$690	$(2,898)
Note: all addbacks are net of taxes
Reconciliation of Loss from Continuing Operations to EBITDA, Adjusted EBITDA Excluding Terminated Operations	For the Three Months Ended December 31,		For the Year Ended December 31,
	2004	2003	2004	2003
GAAP: Income (loss) from continuing operations	$(6,925)	$(1,984)	$(10,308)	$(5,343)
Add: Income tax expense (benefit)	(3,131)	(1,256)	(5,532)	(3,122)
Add: Interest expense, net	4,169	4,119	16,799	17,242
Add: Depreciation and amortization	6,050	5,862	24,062	23,852
EBITDA	$163	$6,741	$25,021	$32,629

Add: Severance and other related costs	—	288	405	1,568
Add: Impairment of goodwill and long-lived assets	1,332	523	7,347	523
Add: Litigation settlement	—	1,121	295	1,621
Add: Charges related to contract cancellations	—	—	200	—
Add: Professional fees	—	363	—	363
Add: Gain on sale of operations	—	—	—	—
Add: Increase in contractual adjustments	8,422	—	8,422	—
Add: Decrease in equity in earnings of unconsolidated Affiliates	286	—	286	—
Adjusted EBITDA	$10,203	$9,036	$41,976	$36,704

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Radiologix, Inc. Reports Fourth Quarter and FYE 2004 Results

March 15, 2005

Radiologix, Inc.

Reconciliation of Financial Information, Excluding Terminated Operations

(In thousands, except per share data)

	For the Three Months Ended December 31, 2004
	Radiologix	Terminated Operations	Radiologix Excluding Terminated Operations
SERVICE FEE REVENUE	$55,425	$1,285	$54,140
COSTS OF OPERATIONS:
Cost of services	39,268	484	38,784
Equipment lease	3,655	6	3,649
Provision for doubtful accounts	6,151	696	5,455
Depreciation and amortization	6,052	2	6,050
Gross profit	$299	$97	$202

SEVERANCE AND OTHER RELATED COSTS	—	—	—
CORPORATE GENERAL AND ADMINISTRATIVE	5,134	—	5,134
IMPAIRMENT OF GOODWILL, INTANGIBLE AND LONG-LIVED ASSETS	1,332	—	1,332
INTEREST EXPENSE, NET	4,174	5	4,169

INCOME (LOSS) BEFORE EQUITY IN EARNINGS OF UNCONSOLIDATED AFFILIATES, MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES, INCOME TAXES AND DISCONTINUED OPERATIONS	$(10,341)	$92	$(10,433)

Equity In Earnings of Unconsolidated Affiliates	529	—	529
Minority Interests In Income of Consolidated Subsidiaries	(152)	—	(152)

INCOME (LOSS) BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$(9,964)	$92	$(10,056)
Income Tax Expense (Benefit)	(3,142)	(11)	(3,131)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(6,822)	$103	$(6,925)

-more-

Radiologix, Inc. Reports Fourth Quarter and FYE 2004 Results

March 15, 2005

Radiologix, Inc.

Reconciliation of Financial Information, Excluding Terminated Operations

(In thousands, except per share data)

	For the Three Months Ended December 31, 2003
	Radiologix	Terminated Operations	Radiologix Excluding Terminated Operations
SERVICE FEE REVENUE	$62,498	$5,032	$57,466
COSTS OF OPERATIONS:
Cost of services	40,027	2,606	37,421
Equipment lease	4,800	42	4,758
Provision for doubtful accounts	5,011	718	4,293
Depreciation and amortization	6,323	461	5,862
Gross profit	$6,337	$1,205	$5,132

SEVERANCE AND OTHER RELATED COSTS	288	—	288
CORPORATE GENERAL AND ADMINISTRATIVE	4,344	—	4,344
IMPAIRMENT OF GOODWILL, INTANGIBLE AND LONG-LIVED ASSETS	523	—	523
INTEREST EXPENSE, NET	4,218	99	4,119
INCOME (LOSS) BEFORE EQUITY IN EARNINGS OF UNCONSOLIDATED AFFILIATES, MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES, INCOME TAXES AND DISCONTINUED OPERATIONS	$(3,036)	$1,106	$(4,142)

Equity In Earnings of Unconsolidated Affiliates	923	78	845
Minority Interests In Income of Consolidated Subsidiaries	(18)	(75)	57

INCOME (LOSS) BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$(2,131)	$1,109	$(3,240)
Income Tax Expense (Benefit)	(853)	403	(1,256)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,278)	$706	$(1,984)

-more-

Radiologix, Inc. Reports Fourth Quarter and FYE 2004 Results

March 15, 2005

Radiologix, Inc.

Reconciliation of Financial Information, Excluding Terminated Operations

(In thousands, except per share data)

	For the Year Ended December 31, 2004
	Radiologix	Terminated Operations	Radiologix Excluding Terminated Operations
SERVICE FEE REVENUE	$251,291	$11,898	$239,393
COSTS OF OPERATIONS:
Cost of services	158,613	6,083	152,530
Equipment lease	17,660	114	17,546
Provision for doubtful accounts	22,337	2,624	19,713
Depreciation and amortization	24,750	688	24,062
Gross profit	$27,931	$2,389	$25,542

SEVERANCE AND OTHER RELATED COSTS	405	—	405
CORPORATE GENERAL AND ADMINISTRATIVE	18,919	—	18,919
IMPAIRMENT OF GOODWILL, INTANGIBLE AND LONG-LIVED ASSETS	14,558	7,211	7,347
GAIN ON SALE OF OPERATIONS	(4,669)	(4,669)	—
INTEREST EXPENSE, NET	16,974	175	16,799

LOSS BEFORE EQUITY IN EARNINGS OF UNCONSOLIDATED AFFILIATES, MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES, INCOME TAXES AND DISCONTINUED OPERATIONS	$(18,256)	$(328)	$(17,928)

Equity In Earnings of Unconsolidated Affiliates	2,865	114	2,751
Minority Interests In Income of Consolidated Subsidiaries	(791)	(128)	(663)

INCOME (LOSS) BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$(16,182)	$(342)	$(15,840)
Income Tax Expense (Benefit)	(5,848)	(316)	(5,532)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(10,334)	$(26)	$(10,308)

-more-

Radiologix, Inc. Reports Fourth Quarter and FYE 2004 Results

March 15, 2005

Radiologix, Inc.

Reconciliation of Financial Information, Excluding Terminated Operations

(In thousands, except per share data)

	For the Year Ended December 31, 2003
	Radiologix	Terminated Operations	Radiologix Excluding Terminated Operations
SERVICE FEE REVENUE	$242,038	$21,113	$220,925
COSTS OF OPERATIONS:
Cost of services	149,034	9,231	139,803
Equipment lease	17,230	176	17,054
Provision for doubtful accounts	20,228	2,937	17,291
Depreciation and amortization	25,537	1,685	23,852
Gross profit	$30,009	$7,084	$22,925

SEVERANCE AND OTHER RELATED COSTS	1,568	—	1,568
CORPORATE GENERAL AND ADMINISTRATIVE	15,335	—	15,335
IMPAIRMENT OF GOODWILL, INTANGIBLE AND LONG-LIVED ASSETS	523	—	523
GAIN ON SALE OF OPERATIONS	—	—	—
INTEREST EXPENSE, NET	17,670	428	17,242

LOSS BEFORE EQUITY IN EARNINGS OF UNCONSOLIDATED AFFILIATES, MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES, INCOME TAXES AND DISCONTINUED OPERATIONS	$(5,087)	$6,656	$(11,743)

Equity In Earnings of Unconsolidated Affiliates	4,082	371	3,711
Minority Interests In Income of Consolidated Subsidiaries	(748)	(315)	(433)

INCOME (LOSS) BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$(1,753)	6,712	$(8,465)
Income Tax Expense (Benefit)	(701)	2,421	(3,122)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,052)	$4,291	$(5,343)

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